UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023 (May 4, 2023)
Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York,	NY	10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
New Compensatory Arrangements for Chief Executive Officer
On May 5, 2023, the Board of Directors (the “Board”) of Coty Inc. (the “Company”) announced its intention to explore a dual listing of the Company on the Paris Stock Exchange (Euronext Paris) and the entry into a new compensatory program for the Company’s Chief Executive Officer, Sue Y. Nabi. On May 4, 2023 the Board and Ms. Nabi entered into an amendment (the “Amendment”) to that certain employment agreement dated as of October 13, 2020, by and between Ms. Nabi and the Company (the “Original Agreement” and, as amended by the Amendment, the “Agreement”) to set forth these new terms. Ms. Nabi has served as the Company’s Chief Executive Officer since September 2020.
Under the terms of the new arrangement, the Board has designed a long-term equity program for Ms. Nabi (the “Nabi Equity Program”) with equity awards vesting through 2030 which further solidify Ms. Nabi’s position as one of the Company’s largest stockholders and enhance her focus on building long-term stockholder value. Half of the equity to be granted under the Nabi Equity Program will be subject to the achievement of Company performance objectives. If fully realized, the Nabi Equity Program will result in Ms. Nabi acquiring an additional 20,833,334 shares of Common Stock over the seven-year vesting horizon. Ms. Nabi will also become eligible to participate in the Company’s performance-based annual cash bonus plan under the new arrangement.
As part of the Company’s efforts to reduce dilution, the Company entered into forward repurchase contracts in June and December 2022 for $200 million and $196 million of share buybacks in calendar year 2024 and calendar year 2025, respectively (the “2022 Forward Repurchase Contracts”) with several bank counterparties. Under the 2022 Forward Repurchase Contracts, the bank counterparties effectively locked in an average weighted share price of $7.99 for this future share buyback program. The 2022 Forward Repurchase Contracts give the Company the ability to repurchase up to approximately 49.5 million shares of Common Stock at these attractive average prices over 2024 and 2025, which the Company can use a portion of to offset the potential impact from the maximum 21 million shares of Common Stock which may be issuable by the Company to Ms. Nabi over the next seven years under the Nabi Equity Program.
Annual Bonus Plan
Under the terms of the new arrangement, in addition to her annual base salary in the amount of €3,000,000 (the “Base Salary”), which remains unchanged, effective July 1, 2023 Ms. Nabi will be eligible to participate in the Company’s performance-based annual cash bonus plan (the “Annual Bonus Plan”). Ms. Nabi will participate under the Annual Bonus Plan with a target of 100% of her Base Salary, a maximum of 200%, and a minimum of 0% if certain threshold conditions are not achieved. The performance objectives for the Annual Bonus Plan will be determined annually by the Board.
Nabi Equity Program
The Nabi Equity Program is comprised of a one-time award of restricted stock units (“RSUs”) and an annual award of performance restricted stock units (“PRSUs”) with three-year Company performance objectives.
Pursuant to the terms of the Amendment, on May 4, 2023 the Company granted Ms. Nabi 10,416,667 RSUs (the “RSU Award”), which will vest and settle in shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) over five years on the following vesting schedule: (i) 15% of the RSU Award on September 1, 2024 (“Tranche 1 RSUs”), (ii) 15% of the RSU Award on September 1, 2025 (“Tranche 2 RSUs”), (iii) 20% of the RSU Award on September 1, 2026 (“Tranche 3 RSUs”), (iv) 20% of the RSU Award on September 1, 2027 (“Tranche 4 RSUs”); and (v) 30% of the RSU Award on September 1, 2028 (“Tranche 5 RSUs”), in each case subject to Ms. Nabi’s continued employment through the applicable vesting date. If Ms. Nabi is involuntarily terminated by the Company without cause or due to death or disability on or prior to September 1, 2026, to the extent not already vested, all of the Tranche 1 RSUs, Tranche 2 RSUs, and Tranche 3 RSUs shall become fully vested on the date of such termination. If Ms. Nabi is involuntarily terminated by the Company without cause or due to death or disability on or following September 1, 2026 but before September 1, 2027, a pro-rata portion of the Tranche 4 RSUs shall vest on the date of such termination equal to the number of Tranche 4 RSUs multiplied by a fraction, the numerator of which is the number of days elapsed from September 1, 2026 to the date of Ms. Nabi’s termination and the denominator of which is 365. If Ms. Nabi is involuntarily terminated by the Company without cause or due to death or disability on or following September 1, 2027 but before September 1, 2028, a pro-rata portion of the Tranche 5 RSUs shall vest on the date of such termination equal to the number of Tranche 5 RSUs multiplied by a fraction, the numerator of which is the number of days elapsed from September 1, 2027 to the date of Ms. Nabi’s termination and the denominator of which is 365. If Ms. Nabi leaves voluntarily or is terminated for cause, any portion of the RSU Award not vested as of the date of termination will be forfeited.
On May 4, 2023, pursuant to the terms of the new arrangement the Company also granted Ms. Nabi an award of 2,083,333 PRSUs which shall fully vest on September 1, 2026 subject to the achievement of three-year performance objectives to be determined by the Board and subject to Ms. Nabi’s continued employment. The new arrangement also provides that on or around each of September 1, 2024, September 1, 2025, September 1, 2026, and September 1, 2027, the Company shall grant to

Ms. Nabi an additional award of 2,083,333 PRSUs on each such respective date, which shall vest on the third-year anniversary of the respective grant date, subject in each case to the achievement of three-year performance objectives to be determined by the Board and Ms. Nabi’s continued employment through the applicable vesting date.
Reload Options
In the event that Ms. Nabi enters into a “tag along” agreement with the Company’s largest stockholder, JAB Beauty B.V. (formerly known as Cottage Holdco B.V.) (“JAB”), and Ms. Nabi participates in a “tag along” sale with JAB whereby JAB and Ms. Nabi sell shares of Common Stock for cash in a privately negotiated transaction (i.e., not a public offering), subject to Board approval the Company will grant Ms. Nabi new options to acquires shares of Common Stock (the “Reload Options”) in an amount equal to the number of shares sold by Ms. Nabi in such transaction. The Reload Options will have a strike price equal to the greater of the volume weighted average price for shares at the time of the relevant transaction and the fair market value on the date of grant.
The foregoing description of the new compensatory arrangement is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be attached to the Company’s Annual Report on Form 10-K for the period ended June 30, 2023.

Item 8.01	Other Events.
On May 5, 2023, the Company issued a press release announcing its intention to explore a dual listing on the Paris Stock Exchange (Euronext Paris) and the new compensatory arrangement with Ms. Nabi (the “Press Release”). A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits:

Exhibit No.	Description
99.1	Press Release announcing dual listing intention and new compensatory arrangements dated May 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: May 5, 2023	By:	/s/ Kristin Blazewicz
Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary